Exhibit 3.2

VIVMARK RESIDENTIAL
TENTH AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
Section 1.             PRINCIPAL OFFICE.  The principal office of Vivmark Residential (the “Company”) in the State of Maryland shall be located at such place as the Board of Trustees may designate.
Section 2.             ADDITIONAL OFFICES.  The Company may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Company may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.             PLACE.  All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.
Section 2.             ANNUAL MEETING.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Company shall be held each year on the date and at the time and place set by the Trustees.  Failure to hold an annual meeting does not invalidate the Company’s existence or affect any otherwise valid acts of the Company.
Section 3.             SPECIAL MEETINGS.
(a)          General.  The Chairman of the Board, the Chief Executive Officer, the President or one-third of the Trustees then in office may call a special meeting of the shareholders.  Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the Chairman of the Board, the Chief Executive Officer, the President or the Trustees, whoever has called the meeting.  Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary of the Company to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
(b)          Shareholder-Requested Special Meetings.
(1)          Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder, each individual whom the shareholder proposes to nominate for election or re-election as a Trustee and each matter proposed to be acted on at the meeting, in each case as would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(2)          In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary.  In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such shareholder (or such other agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Company which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Company owned beneficially but not of record by such shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date.  Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3)          The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials).  The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)          In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m.  local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company.  In fixing a date for a Shareholder Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)          If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary:  (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of the meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)          The Chairman of the Board, the Chief Executive Officer, the President or the Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)          For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.
Section 4.             NOTICE.  Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, electronic mail or other electronic means, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  The Company may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects in writing to receiving such single notice or revokes in writing a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.
Subject to Section 13(a) of this Article II, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.  The Company may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 13(c)(4) of this Article II) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5.             ORGANIZATION AND CONDUCT.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order:  the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy.  The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Trustees or the chairman of the meeting, shall act as Secretary.  In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.             QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Company (the “Declaration of Trust”) for the vote necessary for the approval of any matter.  If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting for an indefinite period or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting, if a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.
The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.
Section 7.             VOTING.
(a)          Uncontested Trustee Elections.  Except as otherwise provided in this Section 7, each Trustee shall be elected by the vote of a “majority of votes cast” (as defined below) with respect to that Trustee’s election at any meeting of shareholders duly called and at which a quorum is present, unless the election is contested, in which case Trustees shall be elected as set forth in Section 7(b).  For purposes of this Section 7, a “majority of votes cast” shall mean that the number of votes affirmatively cast “for” a Trustee’s election exceeds the number of votes affirmatively cast “against” that Trustee’s election (with “abstentions” and broker non-votes not counted as a vote cast either “for” or “against” that Trustee’s election).
(b)          Contested Trustee Elections.  Notwithstanding the foregoing, if, as of a date that is 14 days in advance of the date the Company files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not the proxy statement thereafter is revised or supplemented) (the “Advance Notice Date”), the number of nominees exceeds the number of trusteeships, then each Trustee shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.  For purposes of the preceding sentence, there are more nominees than trusteeships if (i) the Secretary of the Company receives notice that a shareholder has nominated an individual for election as a Trustee in compliance with the requirements of advance notice of shareholder nominees for Trustees set forth in Article II, Section 13 of these Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or prior to the Advance Notice Date.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.  If Trustees are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote “against” a candidate.

(c)          Generally.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Declaration of Trust or these Bylaws.  Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
(d)          Trustee Tender of Resignation for Failure to Receive Required Vote.  Any nominee for Trustee who is not elected by the vote required in Section 7(a) and who is an incumbent Trustee shall promptly tender his or her resignation to the Board of Trustees.  The Corporate Governance Committee shall make a recommendation to the Board of Trustees as to whether to accept or reject the tender of resignation, or whether other action is recommended, taking into account any factors or other information that the Committee considers appropriate and relevant, including the circumstances that led to the failure to receive the required vote, if known.  The Board of Trustees shall act on the tender of resignation within 90 days following certification of the shareholder vote and shall promptly disclose its decision and rationale as to whether to accept the tender of resignation (or the reasons for rejecting the tender of resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement, including a posting on the Company’s web site.  No Trustee who tenders his or her resignation pursuant to this Section shall participate in the Corporate Governance Committee recommendation or Board of Trustees action with respect to the tender of resignation.  Notwithstanding the foregoing, in the event that no nominee for Trustee receives the vote required in Section 7(a) of these Bylaws, the Corporate Governance Committee shall make a final determination as to whether the Company shall accept any or all tenders of resignation, including those tenders from the members of the Corporate Governance Committee.  If an incumbent Trustee’s tender of resignation is accepted by the Board of Trustees pursuant to this Section 7(d), or if a non-incumbent nominee for Trustee is not elected, the Board of Trustees may fill the resulting vacancy or decrease the size of the Board of Trustees pursuant to Section 11 of Article III.  If an incumbent Trustee’s tender of resignation is not accepted by the Board of Trustees pursuant to this Section 7(d), such Trustee shall continue to serve on the Board of Trustees until the next annual meeting of shareholders and until his or her successor is elected and qualifies.
Section 8.             PROXIES.  A holder of record of shares of beneficial interest of the Company may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9.             VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of beneficial interest of the Company registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, member, manager or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.
Shares of beneficial interest of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shares of beneficial interest the holders of which may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable.  On receipt by the Secretary of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.
Section 10.           CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Company.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 11.           INSPECTORS.  The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 12.           REPORTS TO SHAREHOLDERS.  The President or some other executive officer designated by the Board of Trustees shall prepare annually a full and correct statement of the affairs of the Company, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Company is subject.  The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the annual meeting of shareholders, placed on file at the principal office of the Company.
Section 13.           NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.
(a)          Annual Meetings of Shareholders.
(1)          Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Company who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 13(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of Trustees or on the proposal of other business, as the case may be, and who has complied with this Section 13(a).
(2)          For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by shareholders.  To be timely, a shareholder’s notice shall set forth all information required under this Section 13 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 13(c)(4) of this Article II) for the preceding year’s annual meeting (the “Notice Anniversary Date”); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3)          Such shareholder’s notice shall set forth:
(i)           as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);
(ii)          as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;
(iii)         as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:
(A)          the class, series and number of all shares of beneficial interest or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,
(B)          the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,
(C)          whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities and
(D)          any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)         as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 13(a) and any Proposed Nominee:
(A)          the name and address of such shareholder, as they appear on the Company’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee;
(B)          the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and
(C)          as to the shareholder making a nomination, (I) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate a Proposed Nominee, and (II) a representation whether the shareholder intends or is part of a group which intends with respect to any proposed nomination, (x) to deliver a proxy statement and form of proxy to holders of at least 67 percent of all the votes entitled to be cast on the election of Trustees, or otherwise solicit proxies or votes from shareholders in support of any proposed nomination, and (y) to solicit proxies in support of a Proposed Nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; notwithstanding the foregoing, if a shareholder no longer plans to solicit proxies in accordance with its representation in this clause (C), such shareholder shall inform the Company of this change by delivering a written notice to the Secretary at the principal executive office of the Company no later than two Business Days after making the determination not to proceed with a solicitation of proxies;
(v)          the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and
(vi)         to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business.
(4)          Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Trustee, including, without limitation, voting on any matter (a “Voting Commitment”) or receiving compensation (a “Compensation Agreement”), that has not been disclosed to the Company and (b) will serve as a Trustee if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded).
(5)          Notwithstanding anything in this subsection (a) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 13(c)(4) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by the Company.

(6)          For purposes of this Section 13, “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Company owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.
(b)          Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of electing Trustees in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the shareholder proposes to nominate for election as a Trustee or (iii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Trustees, by any shareholder of the Company who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 13(b).  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Company’s notice of meeting, if the shareholder’s notice containing the information required by paragraphs (a)(3) and (4) of this Section 13 is delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
(c)          General.
(1)          If information submitted pursuant to this Section 13 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 13.  Any such shareholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the Secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 13, and (B) a written update of any information (including, if requested by the Company, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 13 as of an earlier date.  If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or written update was requested may be deemed not to have been provided in accordance with this Section 13.
(2)          Only such individuals who are nominated in accordance with this Section 13 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 13.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 13.
(3)          Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Trustees.

(4)          For purposes of this Section 13, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  “Public announcement” shall mean disclosure in (i) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.
(5)          Notwithstanding the foregoing provisions of these Bylaws, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder with timely notice, and no other shareholder has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of a Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such Proposed Nominee shall be disqualified from nomination, the Company shall disregard the nomination of such Proposed Nominee and no vote on the election of such Proposed Nominee shall occur. Upon request by the Company, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Company, no later than five Business Days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(6)          Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 13, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to shareholder nominations of individuals for election to the Board of Trustees.  If a shareholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such shareholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with these Bylaws and shall be disregarded.  Nothing in this Section 13 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.  Nothing in this Section 13 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
Section 14.           MEETINGS BY CONFERENCE TELEPHONE AND REMOTE COMMUNICATION.
(a)          Conference Telephone.  The Board of Trustees or the chairman of the meeting may permit shareholders to participate in a meeting of shareholders by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at the meeting.
(b)          Remote Communication.  The Board of Trustees may determine that a meeting of shareholders may be held solely by means of remote communication.
Section 15.           WRITTEN CONSENT BY SHAREHOLDERS.  Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the Board of Trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders as required by statute, the Declaration of Trust or these Bylaws is delivered to the Company.  The Company shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.

Section 16.           PROXY ACCESS.
(a)          Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Trustees solicits proxies with respect to the election of Trustees at an annual meeting of shareholders, subject to the provisions of this Section 16, the Company shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Company Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 16 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”).  For purposes of this Section 16, the “Required Information” that the Company shall include in the Company Proxy Materials is (A) the information provided to the Secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Company at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 16 is provided (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 16, the Company may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Trustees, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)          To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 16, an Eligible Shareholder must have Owned (as defined below) at least three percent or more of the common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Company in accordance with this Section 16 and (ii) the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof).  For purposes of this Section 16, an Eligible Shareholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder.  In addition, an Eligible Shareholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of Trustees and possesses the full economic interest in the Common Shares.  An Eligible Shareholder’s Ownership of Common Shares shall be deemed to continue during any period in which the shareholder has loaned such Common Shares, provided that the Eligible Shareholder has the power to recall such loaned shares on three Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders.  For purposes of this Section 16, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Trustees, in its sole discretion.  In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.  For purposes of the first sentence of this Section 16(b), partnership units of ERP Operating Limited Partnership, an Illinois limited partnership (the “Partnership”), other than those owned by the Company, the Partnership or any of their directly or indirectly wholly owned subsidiaries and excluding any issued and outstanding long-term incentive plan units of the Partnership, shall be treated as issued and outstanding Common Shares.

(c)          To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 16, an Eligible Shareholder must provide to the Secretary of the Company, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Company Proxy Materials pursuant to this Section 16 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination.  To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the Notice Anniversary Date; provided, however, that in the event that the date of the annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(d)          To be in proper form for purposes of this Section 16, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(i)           one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Company, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 16;
(ii)          a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)         information that is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 13(a)(3) of this Article II, including the written consent of the Shareholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a Trustee if elected;
(iv)         the undertaking and questionnaire required by Section 13(a)(4) of this Article II;
(v)          a copy of any Compensation Agreement to which the Shareholder Nominee is a party;

(vi)         the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Trustees requires of all Trustees at such time, including, without limitation, agreeing to be bound by the Company’s Code of Ethics and Business Conduct and other similar policies and procedures;
(vii)        a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 16, (C) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Instruction 3 to Item 4 of Exchange Act Schedule 14A) in another person’s “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company and (F) has not provided and will not provide facts, statements or information in its communications with the Company and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading; and
(viii)       a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 16, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Company pursuant to this Section 16 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Company Proxy Materials pursuant to this Section 16, and (B) indemnifies and holds harmless the Company and each of its Trustees, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Trustees, officers or employees arising out of such Eligible Shareholder’s nomination of a Shareholder Nominee or the Company’s inclusion of such Shareholder Nominee in the Company Proxy Materials pursuant to this Section 16.
The Company may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such Shareholder Nominee to serve as an independent Trustee (as determined under the rules and listing standards of any national securities exchange on which any securities of the Company are listed), (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Company to determine whether the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.
(e)          To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 16, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 16 shall be true, correct and complete as of the record date for the annual meeting of shareholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Company not later than 5:00 p.m., Central Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Central Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).

(f)          In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Company or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(g)          Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 16 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder).  When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall constitute a violation by the entire group.  No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders.  In determining the aggregate number of shareholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one shareholder.  Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 16, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Company such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h)          The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of Trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below 20%; provided that the maximum number of Shareholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as Trustees at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the Company Proxy Materials pursuant to this Section 16 and whom the Board of Trustees nominates for re-election at such forthcoming annual meeting of shareholders.  In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the election of Trustees at the forthcoming annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 16 shall be calculated based on the number of Trustees serving as so reduced.  Any individual nominated by an Eligible Shareholder for inclusion in the Company Proxy Materials pursuant to this Section 16 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 16 has been reached.  Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 16 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 16 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 16(h).  In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 16 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 16(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Company.  If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.  The Shareholder Nominees so selected in accordance with this Section 16(h) shall be the only Shareholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Company to comply with this Section 16), no other Shareholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 16.

(i)          The Company shall not be required to include, pursuant to this Section 16, a Shareholder Nominee in the Company Proxy Materials for any annual meeting of shareholders (i) for which meeting the Secretary of the Company receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for shareholder nominees for Trustee set forth in Section 13 of this Article II, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in or has been or is a “participant” (as defined in Instruction 3 to Item 4 of Exchange Act Schedule 14A) in another person’s “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Company are listed), (iv) if such Shareholder Nominee is or becomes a party to any Voting Commitment, (v) if the election of such Shareholder Nominee as a Trustee would cause the Company to fail to comply with these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded, or any applicable state or federal law, rule or regulation, (vi) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (viii) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Company or the shareholders required or requested pursuant to this Section 16 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 16 or (x) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 16, in each instance as determined by the Board of Trustees, in its sole discretion.
(j)          Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 16, as determined by the Board of Trustees or the chairman of the meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 16.  For purposes of this Section 16(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)          Any Shareholder Nominee who is included in the Company Proxy Materials for an annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Shareholder Nominee pursuant to this Section 16 for the next annual meeting of shareholders.  For the avoidance of doubt, this Section 16(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 13 of this Article II.

(l)          This Section 16 provides the exclusive method for a shareholder to require the Company to include nominee(s) for election to the Board of Trustees in the Company Proxy Materials.
ARTICLE III
TRUSTEES
Section 1.             GENERAL POWERS, QUALIFICATIONS, TRUSTEES HOLDING OVER.  The business and affairs of the Company shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Company until their successors are elected and qualify.
Section 2.             NUMBER.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees; provided, however, that the number thereof shall never be less than two nor more than 15, and further provided that the tenure of office of any Trustee shall not be affected by any decrease in the number of Trustees.
Section 3.             ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Trustees shall be held at least once per calendar year, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.  The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.
Section 4.             SPECIAL MEETINGS.  Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them.  The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.
Section 5.             NOTICE.  Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Trustee at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Trustee.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Trustee and receipt of a completed confirmation indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.             QUORUM.  A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a specified group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.
Section 7.             VOTING.  The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.
Section 8.             ORGANIZATION.  At each meeting of the Board of Trustees, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.
Section 9.             TELEPHONE MEETINGS.  Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.           CONSENT BY TRUSTEES WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Trustee and is filed with the minutes of proceedings of the Board of Trustees.
Section 11.           VACANCIES.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Trustees hereunder.  Any vacancy on the Board of Trustees for any cause other than an increase in the number of Trustees may be filled by a majority of the remaining Trustees, even if such majority is less than a quorum.  Any vacancy in the number of Trustees created by an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees.  Any individual so elected as Trustee shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.
Section 12.           COMPENSATION.  Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired or leased by the Company and for any service or activity they performed or engaged in as Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Company in any other capacity and receiving compensation therefor.
Section 13.           RELIANCE.  Each Trustee and officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 14.           INTERESTED TRUSTEE TRANSACTIONS.  Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Company and any of its Trustees or between the Company and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.
Section 15.           RESIGNATION AND REMOVAL OF TRUSTEES.  The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.  Any Trustee of the Company may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Company.
Section 16.           RATIFICATION.  The Board of Trustees or the shareholders may ratify any action or inaction by the Company or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter and, if so ratified, such action or inaction shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its shareholders.  Any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 17.           CERTAIN RIGHTS OF TRUSTEES AND OFFICERS.  A Trustee who is not also an officer of the Company shall have no responsibility to devote his or her full time to the affairs of the Company.  Any Trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company.
Section 18.           EMERGENCY PROVISIONS.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.
ARTICLE IV
COMMITTEES
Section 1.             NUMBER, TENURE AND QUALIFICATIONS.  The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, a Corporate Governance Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.
Section 2.             POWERS.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees.
Section 3.             MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee and the act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee), may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act at the meeting in the place of such absent member.  Each committee shall keep minutes of its proceedings.

Section 4.             TELEPHONE MEETINGS.  Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.             CONSENT BY COMMITTEES WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.             VACANCIES.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1.             GENERAL PROVISIONS.  The officers of the Company shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable.  The Chief Executive Officer may from time to time appoint one or more Senior Vice Presidents or other officers below the level of Executive Vice President.  Each officer shall serve until the officer’s successor is elected and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided.  Any two or more offices except President and Vice President may be held by the same individual.  Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.
Section 2.             REMOVAL AND RESIGNATION.  Any officer or agent of the Company may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Company may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board, the President or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Company.
Section 3.             VACANCIES.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 4.             CHIEF EXECUTIVE OFFICER.  The Board of Trustees may designate a Chief Executive Officer.  In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Company.  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Trustees, and for the management of the business and affairs of the Company.  The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 5.             CHIEF OPERATING OFFICER.  The Board of Trustees may designate a Chief Operating Officer.  The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Trustees or the Chief Executive Officer.
Section 6.             CHIEF FINANCIAL OFFICER.  The Board of Trustees may designate a Chief Financial Officer.  The Chief Financial Officer shall have the responsibilities and duties as determined by the Board of Trustees or the Chief Executive Officer.
Section 7.             CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.  The Board of Trustees shall designate a Chairman of the Board.  The Chairman of the Board shall preside over the meetings of the Board of Trustees at which he or she shall be present.  The Chairman of the Board and the Vice Chairman of the Board, if any, shall perform such other duties as may be assigned to him, her or them by these Bylaws or the Board of Trustees.
Section 8.             PRESIDENT.  In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company.  In the absence of a designation of a Chief Operating Officer by the Board of Trustees, the President shall be the Chief Operating Officer.  The President shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Trustees.  The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 9.             VICE PRESIDENTS.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election or, in the absence of any designation, then in the order of their appointment or election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or the Board of Trustees.  The Board of Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President, or Vice President for particular areas of responsibility.
Section 10.           SECRETARY.  The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Trustees.
Section 11.           TREASURER.  The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Trustees and in general shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Trustees.  In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Company.
The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

Section 12.           ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Trustees.
Section 13.           GENERAL COUNSEL.  The General Counsel shall be the Chief Legal Officer of the Company, with general control of all matters of legal import concerning the Company.  The General Counsel shall have such other powers and duties as may be assigned to him or her by the Board of Trustees or the Chief Executive Officer.
Section 14.           COMPENSATION.  The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Trustees or any committee of the Board of Trustees within the scope of its delegated authority and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.             CONTRACTS.  The Board of Trustees or any committee of the Board of Trustees within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.
Section 2.             CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Trustees.
Section 3.             DEPOSITS.  All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company as the Board of Trustees, the Chief Executive Officer, the Chief Financial Officer or any other officer designated by the Board of Trustees may determine.
ARTICLE VII
SHARES
Section 1.             CERTIFICATES.  Except as may be otherwise provided by the Board of Trustees, the Chief Executive Officer or the Chief Financial Officer, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them.  In the event that the Company issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law (the “MRL”) and shall be signed by the officers of the Company in the manner permitted by the MRL.  In the event that the Company issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Company shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates.  There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.
Section 2.             TRANSFERS.  All transfers of shares shall be made on the books of the Company, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Company may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be evidenced by certificates.  Upon the transfer of any uncertificated shares, the Company shall provide to record holders of such shares, to the extent then required by the MRL, a written statement of the information required by the MRL to be included on share certificates.

The Company shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3.             REPLACEMENT CERTIFICATE.  Any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued.  Unless otherwise determined by an officer of the Company, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as it may direct as indemnity against any claim that may be made against the Company.
Section 4.             FIXING OF RECORD DATE.  The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except when the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.             SHARE LEDGER.  The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6.             FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board of Trustees may authorize the Company to issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the issuance of units consisting of different securities of the Company.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Trustees may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS
Section 1.             AUTHORIZATION.  Dividends and other distributions upon the shares of beneficial interest of the Company may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust.  Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Company, subject to the provisions of law and the Declaration of Trust.
Section 2.             CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board of Trustees shall determine and the Board of Trustees may modify or abolish any such reserve.
ARTICLE X
PROHIBITED INVESTMENTS AND ACTIVITIES
Notwithstanding anything to the contrary in the Declaration of Trust, the Company will not, in an amount financially material to the Company and without the approval of either a majority of the disinterested Trustees or the Audit Committee, (i) acquire from or sell to any Trustee, officer or employee of the Company, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trustee, officer or employee of the Company owns an interest that is financially material to that person, any assets or other property, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons.  Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company.  Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1.             SEAL.  The Board of Trustees may authorize the adoption of a seal by the Company.  The seal shall contain the name of the Company and the year of its formation.  The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.             AFFIXING SEAL.  Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual (including the individual’s spouse, children, heirs, estate, executors or personal or legal representatives for claims arising out of the status of such spouse, children, heirs, estate, executors or personal or legal representatives of such individual (collectively, the “Other Individuals”)) who is a present or former Trustee or officer of the Company and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual (including Other Individuals) who, while a Trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, director, officer, member, manager or partner of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.  The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer.  The Company may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual (including Other Individuals) who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.  The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIV
AMENDMENT OF BYLAWS
The Board of Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
In addition, pursuant to a binding proposal that is submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by a shareholder or group of no more than five shareholders:
(a)          each of which provides to the Secretary of the Company a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 3 or Section 13 of Article II of these Bylaws and is otherwise permitted by applicable law (the “Notice of Bylaw Amendment Proposal”),
(b)          that Owned at least one percent or more of the Common Shares outstanding from time to time continuously for at least one year as of both the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Company in accordance with Section 3 or Section 13 of Article II of these Bylaws and the close of business on the record date for determining the shareholders entitled to vote at the relevant annual meeting or special meeting of shareholders and
(c)          that continuously Owns such Common Shares through the date of such annual meeting or special meeting of shareholders (and any postponement or adjournment thereof),

the shareholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, except that the shareholders shall not have the power to alter or repeal Article XII or this Article XIV or adopt any provision of these Bylaws inconsistent with Article XII or this Article XIV without the approval of the Board of Trustees.
As used in this Article XIV, the term “Owned” shall have the meaning given thereto in Section 16(b) of Article II of these Bylaws, except that any reference to an “Eligible Shareholder” or to the “Notice of Proxy Access Nomination” in the definition of “Owned” shall be deemed to be a reference to the applicable shareholder or group of shareholders or to the Notice of Bylaw Amendment Proposal referred to in this Article XIV.
ARTICLE XV
MISCELLANEOUS
All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation related thereto.
ARTICLE XVI
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, another state or federal court sitting in Maryland, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any Trustee or officer or other employee of the Company to the Company or to the shareholders of the Company or (iii) any action asserting a claim against the Company or any Trustee or officer or other employee of the Company arising pursuant to any provision of the MGCL, the Declaration of Trust or these Bylaws, or (b) any other action asserting a claim against the Company or any Trustee or officer or other employee of the Company that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Company consents in writing to such court. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article XVI.